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                                                             Exhibit 16.1




May 10, 1996



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549


Dear Sirs/Madams:


We have read and agree with the comments under the heading "Change in Accountants" appearing in the Prospectus, which is a part of the Registration Statement on Form S-1 of Karrington Health, Inc. as filed with the Securities and Exchange Commission on May 10, 1996.


Yours truly,




/s/ DELOITTE & TOUCHE LLP